PLEDGE AGREEMENT


       THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into as of August 7, 1997 by All-American Bottling Corporation, a Delaware corporation, having its principal office at 15 North Robinson, Oklahoma City, Oklahoma 73102 ("Pledgor", or "Borrower"), in favor of Congress Financial Corporation (Central), an Illinois corporation, having an office at 150 South Wacker Drive, Suite 2200, Chicago, Illinois 60606, as Lender ("Lender") under the Loan Agreement (as defined below).

                             W I T N E S S E T H:

       WHEREAS, Lender and All-American Bottling Corporation, a Delaware corporation, have entered into that certain Loan and Security Agreement dated as of August 7, 1997 (as the same has been and may hereafter be amended, supplemented, amended and restated or otherwise modified from time to time, the "Loan Agreement"), providing for the extension of credit by Lender to Borrower. When capitalized and used herein, terms defined in the Loan Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement;

       WHEREAS, Lender has required that Pledgor (i) pledge to Lender the Pledged Collateral (as defined herein) and (ii) execute and deliver this Agreement in order to secure the payment and performance of the Guaranteed Obligations (as defined in that certain Guarantee entered into by All-American Bottling Financial Corporation, Browne Bottling Company and Gold Medal Beverage Corporation, dated as of the date hereof); and

       WHEREAS, Pledgor has formed All-American Bottling Financial Corporation, a Delaware corporation, as its wholly-owned Subsidiary; and

       WHEREAS, Pledgor is the owner of the outstanding shares of stock (the "Pledged Shares") set forth on Schedule I hereto, of each of the Subsidiaries listed on Schedule I hereto (the "Issuers");

                                   AGREEMENT

    NOW THEREFORE, in consideration of the premises and in order to induce Lender to extend credit to Borrower under the Loan Agreement, Pledgor hereby agrees with Lender as follows:


       SECTION 1.  PLEDGE.   Pledgor  hereby  pledges  to Lender, and grants to
Lender a continuing first priority and perfected security interest in, the following (the "Pledged Collateral"):

       (a) the Pledged Shares and the certificates representing the Pledged Shares, and all products and proceeds of any of the Pledged Shares including, without limitation, all dividends, cash, instruments, subscriptions, warrants and any other rights and options and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

       (b) all additional shares of stock of, or equity interest in, any of the Issuers from time to time acquired by Pledgor in any manner, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Shares under and as defined in this Agreement), and all products and proceeds of any of such additional Pledged Shares, including, without limitation, all dividends, cash, instruments, subscriptions, warrants and any other rights and options and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Pledged Shares.

       SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment and performance of all Guaranteed Obligations, whether for principal, interest, fees, expenses or otherwise, and all obligations of Pledgor now or hereafter existing under this Agreement or any other Financing Agreement (the Guaranteed Obligations and all such obligations of Pledgor now or hereafter existing under this Agreement being referred to herein as the "Liabilities").

       SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender.

       SECTION 4.  REPRESENTATIONS  AND  WARRANTIES.   Pledgor  represents  and
warrants as follows:

       (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

       (b) Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any lien on the Pledged Collateral except as permitted in the Loan Agreement.

       (c) Upon the delivery to Lender of the Pledged Collateral, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority interest in such Pledged Collateral securing the payment of the Liabilities for the benefit of Lender, provided the Pledged Collateral is held in the possession of Lender.

       (d) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

       (e) Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Shares.

       (f) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity.

       (g) The Pledged Shares constitute 100% of the authorized, issued and outstanding capital stock of the Issuers set forth on Schedule I hereto and constitute all of the shares of capital stock and voting securities of each of the Issuers beneficially owned by Pledgor.

       (h) Except for the Pledged Shares and the Senior Bonds, there are no other instruments, certificates, securities or other writings, or any chattel paper, evidencing or representing any interest in or claim against Borrower or any Subsidiary of Borrower.

       SECTION 5. FURTHER ASSISTANCE. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver, or cause to be executed and delivered, all stock powers, note powers, proxies, assignments, instruments and documents and take all further action, that is reasonably necessary, at Lender's request, in order to perfect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof.

       SECTION 6.  VOTING RIGHTS; DIVIDENDS; ETC.

       (a) Until the occurrence of an Event of Default and delivery of notice to Pledgor by Lender, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement or the other Financing Agreements; provided, however, that Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Agreement, the Loan Agreement or any of the other Financing Agreements.

       (b) So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive all cash dividends paid from time to time in respect of the Pledged Shares.

       (c) Any and all (i) dividends or other distributions and interest or principal paid or payable in the form of instruments and other property (other than cash interest and principal payments permitted under Section 6(b) hereof and cash dividends permitted under Section 6(c) hereof) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (ii) dividends and other distributions paid or payable in cash received, receivable or otherwise distributed in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for or upon the sale of, any Pledged Shares, shall in each case be delivered forthwith to Lender to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

       (d) Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to
    Section 6(a) above.

       (e) All dividends or other distributions and all interest and principal payments which are received by Pledgor contrary to the provisions of this
    Section 6 shall be received in trust for the benefit of Lender, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

       (f) Upon the occurrence and during the continuance of an Event of Default and notice from Lender to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a) hereof shall cease, and all such rights shall become vested in Lender which shall thereupon have the sole right to exercise such voting and other consensual rights.

       (h) Upon the occurrence and during the continuance of an Event of Default, all cash dividends or other distributions payable in respect of the Pledged Shares shall be paid directly to Lender and, if received by Pledgor, shall be received in trust for the benefit of Lender, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Lender as Pledged Collateral in the same form as so received (with any necessary endorsements) and Pledgor's right to receive such cash payments pursuant to Sections 6(b) and 6(c) hereof shall immediately cease.

       SECTION 7.  TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES.

       (a) Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of Lender, (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement or (iii) enter into any agreement or understanding that purports to or may restrict or inhibit Lender's rights or remedies hereunder, including, without limitation, Lender's right to sell or otherwise dispose of the Pledged Collateral.

       (b) Pledgor agrees that it will pledge and deliver to Lender hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of the Issuers of which Pledgor may become the beneficial owner after the date hereof.

       SECTION 8. LENDER APPOINTED ATTORNEY-IN-FACT. Pledgor hereby appoints Lender as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Lender's discretion to take any action and to execute any instrument which Lender may deem necessary or advisable to further perfect and protect the security interest granted hereby, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest or principal payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

       SECTION 9. LENDER MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of Lender incurred in connection therewith shall be payable by Pledgor under Section 13 hereof.

       SECTION 10. NO ASSUMPTION OF DUTIES; REASONABLE CARE. The rights and powers granted to Lender hereunder are being granted in order to preserve and protect Lender's security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on Lender in connection therewith. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

       SECTION 11. SUBSEQUENT CHANGES AFFECTING PLEDGED COLLATERAL. Pledgor represents to Lender that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Lender shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Pledgor covenants that it will not, without the prior written consent of Lender, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for liens permitted under the Loan Agreement.

       SECTION 12. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing, Lender shall, in addition to all other rights given by law or by this Agreement, the Loan Agreement, the other Financing Agreements, or otherwise, have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code ("Code") in effect in the State of Illinois at that time and Lender may, without notice and at its option, transfer or register, and Pledgor shall register or cause to be registered upon request therefor by Lender, the Pledged Collateral or any part thereof on the books of the Issuers into the name of Lender or Lender's nominee(s), indicating that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral which shall then be in or shall thereafter come into the possession or custody of Lender, Lender may sell or cause the same to be sold at any broker's board or at any public or private sale, in one or more sales or lots, at such price or prices as Lender may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, all in accordance with the terms and provisions of the Loan Agreement and this Agreement. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Lender will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to Pledgor as provided in Section 15.1 below, at least ten (10) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. Lender may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, Pledgor agrees that upon the occurrence or existence of any Event of Default, Lender may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Lender may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Pledged Collateral, and if Lender solicits such offers from not less than two (2) such investors that are not affiliated with Lender, then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of the Pledged Collateral.

       SECTION 13. EXPENSES. Pledgor will, upon demand, pay to Lender the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel (including allocated costs of inside counsel), of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by Lender, which Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Lender hereunder or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

       SECTION 14. SECURITY  INTEREST  ABSOLUTE.   All  rights  of  Lender  and
security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of, and unaffected by:

       (a)  any lack of validity or enforceability of any Financing Agreement;

       (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Liabilities, or any other amendment or waiver of or any consent to any departure of any Financing Agreement;

       (c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Liabilities; or

       (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Liabilities or of this Agreement.

       SECTION 15. MISCELLANEOUS PROVISIONS.

           SECTION 15.1 Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner, and delivered to each of the parties hereto at their respective addresses, set forth on the signature page of the Loan Agreement.

           SECTION 15.2  Headings.   The  headings  in  this  Agreement are for
purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

           SECTION 15.3 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

           SECTION 15.4 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by Pledgor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of Section 11.3 of the Loan Agreement.

           SECTION 15.5 Interpretation of Agreement. Time is of the essence in each provision of this Agreement of which time is an element. All terms not defined herein or in the Loan Agreement shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Loan Agreement and is not dealt with herein with more specificity, the Loan Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant in determining the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

           SECTION 15.6 Continuing Security Interest; Transfer of Revolving Notes. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full (including after the termination of the Loan Agreement) of the Liabilities and termination of Lender's Revolving Loan commitments, (ii) be binding upon Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of Lender hereunder, to the benefit of Lender, and its successors, transferees and assigns. Without limiting the generality of clause (iii), above, any Lender may, except as limited by the express terms of the Loan Agreement, assign or otherwise transfer any Revolving Loan held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

           SECTION 15.7 Reinstatement. To the extent permitted by law, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

           SECTION 15.8 Survival of Provisions. All representations, warranties and covenants of Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by Pledgor of the Obligations secured hereby and termination of Lender's Revolving Loan commitments.

           SECTION 15.9  Setoff.   Lender  shall  have the rights of setoff set
forth in Section 10.2(b) of the Loan Agreement.

           SECTION 15.10 Waivers. Pledgor waives presentment and demand for payment of any of the Liabilities, protest and notice of dishonor or default with respect to any of the Liabilities, and all other notices to which Pledgor might otherwise be entitled, except as otherwise expressly provided herein.

           SECTION 15.11 Authority of Lender. Lender shall have and be entitled to exercise all powers hereunder which are specifically granted to
Lender by the terms hereof, together with such powers as are reasonably incident thereto. Lender may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither Lender nor any director, officer, employee, attorney or agent of Lender shall be liable to Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall Lender be responsible for the validity, effectiveness or sufficiency of this Agreement or of any document or security furnished pursuant hereto. Lender and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. Pledgor agrees to indemnify and hold harmless Lender and any other Person from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of attorneys and paralegals (including, without duplication, reasonable charges of inside counsel)), claims and liabilities incurred by Lender or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Person seeking indemnification.

           SECTION 15.12 Release; Termination of Agreement. Subject to the provisions of Section 15.7 hereof, this Agreement shall terminate upon full and final payment and performance of all the Obligations and termination of Lender's Revolving Loan commitments. At such time, Lender shall, at the request and expense of Pledgor, reassign and redeliver to Pledgor all of the Pledged Collateral hereunder which has not been sold, disposed of, retained or applied by Lender in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to Lender, except as to the absence of any prior assignments by Lender of its interest in the Pledged Collateral, and shall be at the expense of Pledgor.

           SECTION 15.13 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

           SECTION 15.14 SUBMISSION TO JURISDICTION;  WAIVERS.   PLEDGOR HEREBY
IRREVOCABLY AND UNCONDITIONALLY:

    (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS AND APPELLATE COURTS FROM ANY THEREOF;

    (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING (1) ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME, (2) THE RIGHT TO ASSERT OR IMPOSE ANY NON-COMPULSORY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT THEREOF IN SUCH PROCEEDING (BUT NOT ANY RIGHT PURSUANT TO A SEPARATE PROCEEDING) AND (3) ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT THERETO;

    (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO PLEDGOR AT ITS ADDRESS SET FORTH ABOVE OR AT SUCH OTHER ADDRESS OF WHICH LENDER SHALL HAVE BEEN NOTIFIED PURSUANT HERETO;

    (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS AGAINST PLEDGOR OR ITS PROPERTY IN ANY OTHER JURISDICTION;

    (e) WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS FROM AND AFTER AN EVENT OF DEFAULT TO REPOSSESS THE PLEDGED COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE PLEDGED COLLATERAL. PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF LENDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON PLEDGED COLLATERAL, TO ENFORCE ANY JUDGMENT OR OTHER SECURITY FOR THE LIABILITIES, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN PLEDGOR AND ANY SUCH PARTY.

    (f) WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND

    (g) WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.

    SECTION 5.15 JURY TRIAL. PLEDGOR AND LENDER EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) ARISING OUT OF THIS AGREEMENT, THE OTHER FINANCING AGREEMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

    SECTION 5.16 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

       IN WITNESS WHEREOF, Pledgor and Lender have each caused this Agreement to be duly executed and delivered as of the date first above written.

                                PLEDGOR:

                                ALL-AMERICAN BOTTLING CORPORATION, a Delaware corporation

                                By:  STEPHEN R. KERR
                                   Name:  Stephen R. Kerr
                                   Title: Vice President and Chief Financial
                                          Officer


                                PLEDGEE:

                                CONGRESS FINANCIAL CORPORATION (CENTRAL), as Lender

                                By:  RICHARD A. DICKARD
                                   Name:  Richard A. Dickard
                                   Title:  Senior Vice President

                                  SCHEDULE I

                                PLEDGED SHARES

PLEDGOR           ISSUER            ISSUE      NUMBER OF SHARES CERTIFICATE NO.
All-American      All-American      12/12/94      100            1
Bottling          Bottling Financial
Corporation       Corporation

All-American      Gold Medal Beverage 3/6/91      1000           2
Bottling          Corporation
Corporation